SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2013

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 - Other Events

Item 8.01 - Other Events.

On October 11, 2013, our subsidiary OncoCyte Corporation entered into a Sponsored Research Agreement and a Material Transfer Agreement with The Wistar Institute to collaboratively develop lung cancer diagnostic products.  As part of the collaboration, Wistar investigators are conducting a multi-center patient study in which they are assessing gene expression patterns in blood cells of patients with malignant versus non-malignant lung disease. OncoCyte scientists will analyze blood samples obtained from patients in the study to determine levels of tumor-associated proteins using its proprietary PanC-Dx™ diagnostic tests.  PanC-Dx™ is a class of non-invasive cancer diagnostics based on a proprietary set of cancer markers characterized, in part, by broad gene expression patterns in numerous cancer types.

The inclusion of the PanC-Dx™ markers in Wistar's ongoing multi-center study may allow OncoCyte to more rapidly develop a diagnostic test for lung cancer to be marketed in the U.S. and other countries.  The performance of markers tested in the study in determining the presence or the progression of disease in various categories of patients may determine the specific nature of the lung cancer test to be developed and the regulatory approval pathway that OncoCyte will pursue.   OncoCyte will have an option to exclusively license any inventions, discoveries or technology developed by Wistar, or by OncoCyte using Wistar technology, in the course of the collaborative research.

Wistar investigators, led by Louise Showe, Ph.D., have previously demonstrated the feasibility of detecting early stage lung cancer by taking a snapshot of gene activity in circulating blood cells.  Lung cancer remains a primary cause of cancer-related death, in part because there is no effective diagnostic test to screen patients for lung cancer at an early stage. The current study is being conducted on patients recruited through grant partners at multiple clinical sites. Thus far over 400 patient samples out of a planned total of 600 have been obtained. Completion of the study, which began mid-2012, is expected in mid-2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	October 15, 2013	By:	/s/ Michael D. West
Chief Executive Officer

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